EXHIBIT 10.120

FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT FOR

1201 EYE STREET, N.W. ASSOCIATES, LLC

FIRST AMENDMENT

TO

LIMITED LIABILITY COMPANY AGREEMENT

OF

1201 EYE STREET, N.W. ASSOCIATES LLC

This FIRST AMENDMENT to LIMITED LIABILITY COMPANY AGREEMENT of 1201 EYE STREET, N.W. ASSOCIATES LLC, (this “First Amendment”) made and effective as of                     , 2003 (the “Effective Date”), is entered into by and among the parties listed in Schedule A attached hereto.

R E C I T A L S

A. 1201 Eye Street, N.W. Associates LLC, a Delaware limited liability company (the “Company”) was formed on August 28, 2002 by the filing of its Certificate of Formation in the offices of the Secretary of State of the State of Delaware.

B. As of the date hereof, the parties listed in the Schedule A attached hereto are all of the Members of the Company and are all the parties to, and the Company is currently governed by, that certain Limited Liability Company Agreement of 1201 Eye Street, N.W. Associates LLC, dated September 27, 2002 (the “LLC Agreement”).

C. 1201 Equity LLC (“TZO”), a Member of the Company, is wholly owned by BCSP II Washington Properties, Inc., a Maryland corporation that is taxed as a REIT (“Washington REIT”). Beacon Capital Strategic Partners II, L.P. (“Beacon”) owns all of the common stock of Washington REIT. Wells Operating Partnership, L.P. is a Delaware limited partnership (“Wells OP”). The general partner of Wells OP is Wells Real Estate Investment Trust, Inc., a Maryland corporation that is taxed as a REIT (“Wells”). Beacon Capital Strategic Partners II, L.P. proposes to sell all the common stock of Washington REIT to Wells OP and thereafter change the legal name of Washington REIT to Wells Washington Properties, Inc. (the “REIT Sale”). The date of the consummation of the REIT Sale, if it occurs, is herein referred to as the “REIT Sale Closing Date”.

D. The Members are willing to make certain clarifications and changes to the LLC Agreement, and the Members desire to set forth herein their agreement as to all such clarifications, changes and other matters.

E. Capitalized terms not defined herein shall have the meanings set forth therefore in the LLC Agreement.

NOW THEREFORE, in consideration of the promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. The Recitals are incorporated herein and made a part hereof.

2. The LLC Agreement is amended, unless otherwise provided herein, by replacing each instance of the following words in the Agreement:

(a) Replacing the words “Beacon Member” with “TZO Member”.

(b) Replacing the words “Beacon Members” with “TZO Members”.

(c) Replacing the words “Beacon Member’s” with “TZO Member’s”.

(d) Replacing the word “Beacon” with “TZO and each Affiliate of TZO”.

(d) Replacing the words “Beacon Interests” with “TZO Interests”.

3. Section 1.3 of the LLC Agreement is hereby modified and amended by deleting the second sentence in the first paragraph and replacing it with:

“The principal office of the Company shall be c/o Wells Operating Partnership, L.P., 6200 Corners Parkway, Suite 250, Norcross, Georgia 30092.”

4. Section 2.1 of the LLC Agreement is amended by adding to the end thereof the following:

“In the event of a Transfer of an Interest permitted under this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent attributable to the transferred Interest.”

5. Notwithstanding Section 2.3 of the LLC Agreement or any other provision of the LLC Agreement, after the date of this First Amendment, LLC, the TZO Members shall have the right to make the full amount of any Capital Contributions called by the Manager.

6. Section 2.4 of the LLC Agreement is hereby modified and amended as follows:

(a) Section 2.4.C is amended by deleting in their entirety the first two paragraphs thereof, deleting “this Section 2.4.C” in the third paragraph thereof and replacing it with “this Agreement”, deleting “pursuant to the above” in the fourth paragraph thereof and replacing it with “in connection with a Capital Contribution”, and replacing the first two paragraphs with the following:

“Upon the making of any Capital Contributions pursuant to this Section 2.4 or Section 5.3 or in connection with any prepayment of the Subordinate Loans or pursuant to the Option Agreements, each Member’s Percentage Interest shall be recalculated.

The resulting adjustments to the Percentage Interests of the Members shall not affect any change in the Capital Accounts of the Members except to reflect the additional Capital Contributions.”

7. Section 3.1.A of the LLC Agreement is hereby modified and amended as follows:

(a) The following phrase shall be deleted from Section 3.1.A(4) “subject to compliance with Section 10.7” and the following phrase is added to the end of Section 3.1.A(4):

“, provided that the Company shall not sell the Property without the consent of the Akridge Representative prior to October 24, 2007 (the “Debt Sunset Date”).

(b) The following phrase is added to the LLC Agreement after the phrase “provided however” in the 4th line from the end of Section 3.1.A(7):

“prior to the Debt Sunset Date”,

and the following phrase is added to the end of Section 3.1.A(7):

“and provided that without limiting any of the other rights the TFF Members or the Manager or the Company relating to financing or refinancing as provided herein, the currently outstanding first mortgage loan held by Metropolitan Life Insurance Company (as it may be modified as appropriate to accommodate the REIT Sale Closing herein, the “MetLoan”) shall not, except in connection with a refinancing or modification in accordance with the terms hereof, be voluntarily prepaid in full prior to the Debt Sunset Date”.

(c) The second paragraph after Section 3.1.A(15) is deleted.

(d) The following phrase is added to the LLC Agreement after the words “the Manager” in the third line of the penultimate paragraph after Section 3.1.A(15):

“, until after December 31, 2011,”

(e) The last paragraph after Section 3.1.A(15) of the LLC Agreement is deleted and replaced with the following:

“Nothing in the immediately preceding paragraph shall (i) impose any liability of any nature or create any legal or equitable rights in the Original Partners unless the Manager intentionally acts in bad faith in carrying out the provisions of said paragraph, or (ii) in any way limit the Manager’s rights, as the Manager of the Company, to cause the Company to sell (after the Debt Sunset Date) or to finance or refinance the Property in the Manager’s sole discretion nor otherwise limit, restrict or otherwise affect any of the other provisions of this Agreement.”

8. The first sentence of the first paragraph of Section 3.1.E of the LLC Agreement is deleted and replaced with the following:

“Upon the REIT Sale Closing Date, the Washington REIT (Wells Washington Properties, Inc.) is and shall be the Manager unless and until replaced by a new Person designated at any time by TZO, in its capacity as a Member (and including herein any successor to TZO as a Member in the Company). TZO including its successors and assigns, in any such Person’s capacity as a Member, shall have the sole and exclusive right to appoint the Manager and to remove the Manager at any time, with or without cause, and for any reason or for no reason.”

9. Section 3.7.E of the LLC Agreement is hereby amended by deleting such provision in its entirety and replacing it by the following:

“Notwithstanding the above or any other provision of this Agreement or the LLC Act, the Company shall not take any action which, in the sole judgment of the Manager (1) so long as Washington REIT or Wells or any Affiliate of TZO qualifies as a REIT (each of Washington REIT, Wells, and any such Affiliate of TZO an “Affiliated REIT”), and without limiting the right of any Affiliated REIT, in its sole discretion, to cease qualifying as a REIT, (a) would cause any income or receipts of the Company to be other than rents from real property, as defined in Section 856 of the Code and the Treasury Regulations thereunder, or other miscellaneous income or receipts which would not qualify under Section 856(c) of the Code and the Treasury Regulations thereunder, (b) could, in the judgment of the Manager, otherwise adversely affect the ability of any Affiliated REIT to continue to qualify as a REIT, or (c) could, in the judgment of the Manager, subject any Affiliated REIT to any additional taxes under Section 857 or Section 4981 of the Code, or (2) would violate any law or regulation of any governmental body or agency having jurisdiction over securities issued by TZO or any Affiliate of TZO. The Members acknowledge that the Company shall not take any action prohibited by the preceding sentence even if the taking of any such action might otherwise be advantageous to the Company or to some of the Members unless TZO specifically determines to take, or otherwise consents to the taking of, any such action, in its sole discretion. The provisions of this paragraph are solely for the benefit of TZO and of each Affiliate of TZO, and no other Person shall have the right to enforce, or be the beneficiary of, the provisions of this paragraph.

Any action of the Manager on behalf of the Company or any decision of the Manager to refrain from acting on behalf of the Company undertaken in the good faith belief that such action or omission is necessary or advisable in order to comply with the provisions of the preceding paragraph and/or to minimize the receipt of income so as to allow any Affiliated REIT to avoid incurring any liability for taxes under Section 857 or Section 4981 of the Code is expressly authorized under this Agreement, even if taking such action or omission was not otherwise in the best interests of the Company or any of its Members, so long as, in any such event, the Manager acted in good faith and such action or omission was believed by the Manager to be within the scope of the purposes of the Company.”

10. Section 6.1.A is amended by changing all references to “Partially Adjusted Capital Accounts” to “Adjusted Capital Accounts”, changing all references to “Partner” to “Member”, and changing all references to “Partner’s” to “Member’s”.

11. Section 6.2.C is amended by added the word “not” after the word “consent” and before the phrase “to be unreasonably withheld” in the penultimate line of that section

12. Section 8.1.B of the LLC Agreement is hereby modified and amended to delete from that section each of the following phrases “or a breach of Section 10.7” and the phrase “or an order is entered requiring compliance with Section 10.7 of this Agreement where it had been alleged that there had been a failure to so comply and the court found that there had been such a failure to comply”.

13. Section 9.2 of the LLC Agreement is amended as follows:

(a) The parenthetical in the second sentence of Section 9.2 is hereby deleted and replaced by the following:

“(without limiting the rights of the Manager pursuant to the immediately following sentence as to elections under Section 754 of the Code)”.

(b) The following new sentence is hereby added at the end of, and as part of, Section 9.2:

“The Manager shall have the right to cause the Company to make an election under Section 754 of the Code, all as the Manager may determine.”

14. In the second sentence of the last paragraph of Section 10.2.B of the LLC Agreement, replace the phrase “membership interests in a Beacon Member, limited partner interests in Beacon or in Beacon Capital Strategic Partners II, L.P., or shares in BCSP” with the phrase, “shares, membership interests, partnership interests or other form of equity interests in any TZO or any Entity directly or indirectly owning any equity interest in TZO”.

15. Section 10.2.E of the LLC Agreement is hereby amended as follows:

(a) By replacing the phrase “transfer tax” in the existing last sentence of Section 10.2.E with the following: “Transfer Tax”.

(b) By adding the following after the words “Economic Interests Reporting Act” in the existing last sentence of Section 10.2.E: “(as such may be hereafter amended, and including any successor law, the “Transfer Tax”)”.

16.	Section 10.7 of the LLC Agreement is deleted in its entirety.

16. Section 12.1.A of the LLC Agreement is amended to delete the notice parties and addresses for TZO and replace them with the following:

Wells Operating Partnership, L.P.
6200 Corners Parkway, Suite 250
Norcross, Georgia 30092
Attn: Jeff Gilder, Director

With a copy to:	Alston & Bird, LLP
One Atlantic Center
201 West Peachtree Street
Atlanta, GA 30309-3424
Attn: William O’Callaghan, Esq.
Facsimile: 404-881-7777

17. The following changes are hereby made in the “Definitions” attached to, and which are part of, the LLC Agreement:

(a) Replace the definition of “Accountants” with the accounting firm selected from time to time by TZO.

(b) Delete the definitions of BCSP, Beacon, and Beacon Members and add a new definition: “TZO Members” means TZO, the holder of any Interests acquired pursuant to the Option Agreements, and their respective successors and assigns.”

(c) In the definition of “Book Value”, add the following to the end of paragraph (a) of clause (ii): “, taking into account the Members’ intentions that their respective Capital Accounts should at all times be proportionate to their Percentage Interests”.

(d) In the definition of “Capital Contribution”, add the following to the end thereof: “A Member’s Capital Contributions shall not be reduced by any distribution made to a Member even if, pursuant to other provisions of this Agreement or otherwise, such distributions are treated as a return of capital for any purpose. In the event of a Transfer of an Interest permitted under this Agreement, the transferee shall succeed to the Capital Contributions of the transferor to the extent attributable to the transferred Interest.”

(e) In the definition of “Option Agreements”, add to the end of such definition: “as such agreements may be amended or modified from time to time.”

(f) Delete the definition of “Percentage Interest” in its entirety and replace it with the following: ““Percentage Interest’ shall be determined as follows: Until an Interest is acquired pursuant to one of the Option Agreements, a Member’s Percentage Interests shall be determined based on their relative Capital Contributions. If an Interest is acquired pursuant to either or both of the Option Agreements, thereafter the Percentage Interest of any Person(s) acquiring an Interest pursuant to an Option Agreement shall be determined in accordance with Schedule A of the Option Agreements, and the Percentage Interests of each other Member shall be determined based on the following formula:

(100% - Percentage Interests of Members acquiring Interests pursuant to Option Agreements) x (Other Member’s Capital Contributions ÷ Sum of other Members’ Capital Contributions)

(g) Delete the reference to Section 5.1G in the definitions of “Special Distribution” and “Special Distribution Amount” and replace it with “Section 5.1H”.

18. Exhibit A of the LLC Agreement shall be modified by replacing the heading “Restated Capital Account (after the Special Distribution)” with “Capital Contributions.”

19. (a) Each Original Partner hereby certifies to each of Beacon, TZO, Wells OP, and Wells as follows:

(i)	That there is no default by such Member or, by TZO, the Company, or Beacon under the LLC Agreement, any Subordinate Loan document, or the Master Transaction Agreement.

(ii)	Since September 27, 2002, such Original Partner has not Transferred, agreed to transfer or granted any person any option to acquire any Interest or any portion of any Interest in the Company, and no direct or indirect interest of any Person in such Member has been Transferred since September 27, 2002.

(b) Each Original Partner acknowledges that upon the consummation of the REIT Sale on the REIT Sale Closing Date, among other things, Wells OP (or an affiliate of Wells) shall acquire the common stock of the Washington REIT and each Original Partner shall and does hereby fully release Washington REIT, TZO and the Company from any and all liability and/or obligations any of them may have under the LLC Agreement, any Subordinate Loan document, and/or the Master Transaction Agreement, and agrees not to sue, make any claim against or otherwise pursue Washington REIT, TZO and the Company, in all events as to any and all events and/or any other matters, actions and/or omissions to act arising and/or occurring prior to the REIT Sale Closing Date, and by its joinder herein below, Beacon shall and does hereby assume any and all liability and obligations that any of Washington REIT, TZO and the Company may have under the LLC Agreement, any Subordinate Loan document, and/or the Master Transaction Agreement as to any and all events and/or any other matters, actions and/or omissions to act arising and/or occurring prior to the REIT Sale Closing Date. The release (if such occurs) of Washington REIT, TZO and the Company pursuant to this provision shall not affect any liability or obligations which Beacon may have pursuant to assumption of liability pursuant to the immediately preceding sentence or otherwise have as to events arising and/or occurring prior to the REIT Sale Closing Date even if such liability occurs and/or arises or results due to or in connection with actions or omissions of Washington REIT, TZO and the Company occurring or arising prior to the REIT Sale Closing.

20. Each Original Partner hereby certifies to each of Washington REIT, TZO, Wells OP, and each Affiliate of Wells OP (each a “Wells Party”), that no Wells Party has any surviving liability or obligations of any type or nature under the Master Transaction Agreement, and that any liability of Beacon or any Affiliate of Beacon is not transferred to, or in any assumed by, or deemed assumed by, any Wells Party and no Wells Party has, or is deemed to have, any liability or obligation of any type or nature under the Master Transaction Agreement by virtue of its acquisition of Washington REIT and its indirect acquisition of TZO or by having an Interest in the Company or otherwise for any reason.

21. Except as expressly amended and modified hereby, the LLC Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties.

22. This First Amendment may be executed and delivered in any number of counterparts. Each such counterpart shall be considered an original for all purposes. All such counterparts shall, together, constitute one and the same instrument. In making proof of this First Amendment, it shall not be necessary to produce or account for more than one such counterpart.

23. Without affecting the binding effect of this First Amendment or otherwise changing the terms of this First Amendment, the parties agree to restate the Limited Liability Company Agreement solely to incorporate the above changes (and the appropriate and necessary conforming changes).

[PAGE ENDS HERE]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above.

1201 EQUITY LLC,
a Delaware limited liability company

By:	Beacon Capital Strategic Partners II, L.P., a Delaware limited partnership, its sole member

	By:	BCP Strategic Partners II, LLC, a Delaware limited partnership, its general partner

		By:	Beacon Capital Partners, LLC,
a Delaware limited liability company, its manager

			By:	/s/ William A. Bonn, Esq.
Name: William A. Bonn, Esq.
Title: Senior Vice President and General Counsel

1215 ESGP, LLC,
a Delaware limited liability company

By:	JACo Eye Street Development, Inc., its Sole member

	By:	/s/ Thomas W. Wilbur
Thomas W. Wilbur
Vice President

/s/ John E. Akridge, III
John E. Akridge, III, Individually

/s/ D. Steven Akridge
D. Steven Akridge, Individually

[SIGNATURE PAGE FOR 1201 EYE STREET, N.W. ASSOCIATES

FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT

(1201 Eye Street, N.W., Washington, D.C.)]

[CONTINUED]

ALTOONA INVESTORS, INC.

By:	/s/ Henry E. Bowden
Henry E. Bowden, President

CC ASSOCIATES LIMITED PARTNERSHIP

By:	/s/ Robert L. Cohen
Robert L. Cohen, its General Partner

ONE FRANKLIN PLAZA, LLC

By:	JACo Manager, Inc., its Managing Member

	By:	/s/ Thomas W. Wilbur
Thomas W. Wilbur
Vice President

/s/ Thomas W. Wilbur
Thomas W. Wilbur, Individually

[SIGNATURE PAGE FOR 1201 EYE STREET, N.W. ASSOCIATES

FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT

(1201 Eye Street, N.W., Washington, D.C.)]

[CONTINUED]

For purposes of acknowledging and agreeing to Section 19(b) hereof:

BEACON CAPITAL STRATEGIC PARTNERS II, L.P., a Delaware limited partnership

By:	BCP Strategic Partners II, LLC, a Delaware limited partnership, its general partner

	By:	Beacon Capital Partners, LLC, a Delaware limited liability company, its manager

		By:	/s/ William A. Bonn, Esq.
		Name:	William A. Bonn, Esq.
		Title:	Senior Vice President and General Counsel

[SIGNATURE PAGE FOR 1201 EYE STREET, N.W. ASSOCIATES

FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT

(1201 Eye Street, N.W., Washington, D.C.)]